$50,000,000

                               TERM LOAN AGREEMENT

                                   dated as of

                                  June 16, 1997


                                      among


                           THE MUSICLAND GROUP, INC.,


                          MUSICLAND STORES CORPORATION,


                         VARIOUS FINANCIAL INSTITUTIONS

                                       and


                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                                    as Agent

                                TABLE OF CONTENTS



                                    ARTICLE I
                  DEFINITIONS................................1

1.1.     Definition...........................................................1
1.2.     Accounting Terms and Determinations.................................12
1.3.     Types of Borrowings.................................................13

                                   ARTICLE II
                  THE CREDITS................................13

2.1.     Commitments to Lend.................................................13
2.2.     Notice of Borrowing.................................................13
2.3.     Notice to Banks; Funding of Loans...................................14
2.4.     Conversion and Continuation Elections for Borrowings................15
2.5.     Notes...............................................................15
2.6.     Amortization of Loans...............................................16
2.7.     Interest Rates......................................................16
2.8.     Upfront Fee.........................................................17
2.9.     Optional Prepayments................................................17
2.10.    General Provisions as to Payments...................................17
2.11.    Funding Losses......................................................18
2.12.    Computation of Interest and Fees....................................18
2.13.    Regulation D Compensation...........................................19

                                   ARTICLE III
                  CONDITIONS................................19

3.1.     Conditions to Effectiveness.........................................19
3.2.     Conditions to First Borrowing.......................................20
3.3.     Conditions to Second Borrowing......................................21
3.4.     Conditions to Both Borrowings.......................................21

                                   ARTICLE IV
                          REPRESENTATIONS AND WARRANTIES.....................22

4.1.     Corporate Existence and Power.......................................22
4.2.     Corporate and Governmental Authorization; No
         Contravention.......................................................22
4.3.     Binding Effect......................................................22
4.4.     Financial Information...............................................22
4.5.     Subsidiaries........................................................23
4.6.     Litigation..........................................................23
4.7      Compliance with ERISA...............................................23
4.8.     Taxes...............................................................24
4.9.     Not an Investment Company...........................................24

4.10.    Compliance with Laws, etc...........................................24
4.11.    Possession of Franchises, Licenses, etc.............................24
4.12.    Environmental Matters...............................................25
4.13.    Undisclosed Liabilities.............................................25
4.14.    Title to Properties.................................................25
4.15.    Retail Store Leases.................................................25
4.16.    Full Disclosure.....................................................26

                                    ARTICLE V
                   COVENANTS................................26

5.1.     Information.........................................................26
5.2.     Maintenance of Property; Insurance..................................29
5.3.     Conduct of Business and Maintenance of Existence....................29
5.4.     Compliance with Laws................................................29
5.5.     Inspection of Property, Books and Records...........................30
5.6.     Liens...............................................................30
5.7.     Consolidations, Mergers and Sales of Assets.........................31
5.8.     Use of Proceeds.....................................................32
5.9.     Further Assurances..................................................32
5.10.    Amendments to Senior Subordinated Indenture.........................32
5.11.    EBITDA..............................................................32
5.12.    Inventory...........................................................32

                                   ARTICLE VI
                  DEFAULTS 33................................33

6.1.     Events of Default...................................................33
6.2.     Notice of Default...................................................35

                                   ARTICLE VII
                   THE AGENT................................36

7.1.     Appointment and Authorization.......................................36
7.2.     Agent and Affiliates................................................36
7.3.     Action by Agent.....................................................36
7.4.     Consultation with Experts...........................................36
7.5.     Liability of Agent..................................................36
7.6.     Indemnification.....................................................37
7.7.     Credit Decision.....................................................37
7.8.     Successor Agent.....................................................37
7.9.     Agent's Fee.........................................................38

                                  ARTICLE VIII
                             CHANGE IN CIRCUMSTANCES.........................38

8.1.     Basis for Determining Interest Rate Inadequate
         or Unfair...........................................................38
8.2.     Illegality..........................................................38

8.3.     Increased Cost and Reduced Return...................................39
8.4.     Taxes...............................................................40
8.5.     Base Rate Loans Substituted for Euro-Dollar Loans...................42

                                   ARTICLE IX
                  GUARANTY..................................42

9.1.     The Guaranty........................................................42
9.2.     Guaranty Unconditional..............................................43
9.3.     Discharge Only Upon Payment in Full; Reinstatement in
         Certain Circumstances...............................................43
9.4.     Waiver..............................................................44
9.5.     Delay of Subrogation................................................44
9.6.     Stay of Acceleration................................................44
9.7.     Subordination of Indebtedness.......................................44

                                    ARTICLE X
                  MISCELLANEOUS..............................44

10.1.    Notices.............................................................44
10.2.    No Waivers..........................................................45
10.3.    Expenses; Indemnification...........................................45
10.4.    Sharing of Set-Offs.................................................46
10.5.    Amendments and Waivers..............................................46
10.6.    Successors and Assigns..............................................47
10.7.    Margin Stock........................................................48
10.8.    Limitation on Liability.............................................48
10.9.    Survival of Obligations.............................................49
10.10.   Independence of Covenants...........................................49
10.11.   Severability of Provisions..........................................49
10.12.   Governing Law; Submission to Jurisdiction...........................49
10.13.   Counterparts; Integration...........................................50
10.14.   WAIVER OF JURY TRIAL................................................50
10.15.   Collateral Agent....................................................50

Schedule 1.1......-........Commitments and Commitment Percentages
Schedule 3.1(d)...-........Warrants
Schedule 4.5......-........Subsidiaries of MSC
Schedule 4.8......-........Taxes
Schedule 4.10.....-........Compliance with Laws
Schedule 5.6......-........Liens
Exhibit A.........-........Form of Note
Exhibit B.........-........Form of Subsidiary Guaranty
Exhibit C.........-........Form of Security Agreement
Exhibit D.........-........Form of Opinion of Linda Alsid Ruehle
Exhibit E.........-........Form of Opinion of Special Counsel to the
         ..................Borrower and the other Loan Parties
Exhibit F.........-........Form of Opinion of Special Securities Counsel
         ..................to MSC
Exhibit G.........-........Form of Warrant Certificate
Exhibit H.........-........Form of Warrant and Registration Rights
         ..................Agreement
Exhibit I.........-........Form of Notice of Borrowing
Exhibit J.........-........Form of Notice of Conversion/Continuation
Exhibit K.........-........Form of Assignment and Assumption Agreement
Exhibit L.........-........Form of Bi-Weekly Inventory Report

                               TERM LOAN AGREEMENT

     TERM LOAN AGREEMENT dated as of June 16, 1997 among THE MUSICLAND GROUP, INC., MUSICLAND STORES CORPORATION, the financial institutions which are from time to time parties hereto and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.

     The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1. Definitions. The following terms, as used herein, have the following meanings:

     "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

     "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person.

     "Agent" means Morgan in its capacity as agent for the Banks hereunder, and its successors in such capacity.

     "Applicable Law" means, anything in Section 10.12 to the contrary notwithstanding, (a) all applicable common law and principles of equity and (b) all applicable provisions of all (i) constitutions, statutes, rules, regulations, ordinances and orders of governmental bodies, (ii) authorizations, consents, approvals, licenses or exemptions of, registrations or filings with, or reports or notices to, governmental bodies and (iii) orders, decisions, judgments and decrees of all courts, administrative agencies and arbitrators.

     "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro Dollar Lending Office.

     "Assignee" - see Section 10.6(c).

     "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 10.6, and their respective successors.

     "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

     "Base Rate Loan" means a Loan which bears interest by reference to the Base Rate.

     "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

     "Borrower" means The Musicland Group, Inc., a Delaware corporation, and its successors.

     "Borrowing" - See Section 1.3.

     "Capital Lease" means any lease of property the liability under which, in accordance with generally accepted accounting principles as in effect on the date of this Agreement, is required to be capitalized on the lessee's balance sheet.

     "Capital Stock" means, with respect to any Person, the beneficial ownership interests in said Person, including, without limitation, the capital stock of any Person that is a corporation and the partnership interests (general and limited) in any Person that is a partnership.

     "Change of Control"  means the  occurrence of any of the following  events:
(x) (i) any "Person" or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other (A) than members of management ("Management") of MSC and (B) Donaldson, Lufkin and Jenrette Securities Corporation ("DLJ"), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of 3O% or more of the fully diluted Voting Securities of MSC or (ii) management or DLJ is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of at least 50t of the fully diluted Voting Securities of MSC or (y) individuals who at the beginning of any period of two consecutive calendar years constituted the board of directors of MSC (together with any new directors whose election by the board of directors of MSC or whose nomination for election by MSC's shareholders was approved by the members of the board of directors of MSC then still in office who either were members of the board of directors of MSC at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the board of directors of MSC.

     "Collateral" means all collateral on which the Collateral Agent has a Lien pursuant to the Security Agreement.

     "Collateral Agent" means Morgan in its capacity as collateral agent for the Banks hereunder and for the lenders under the Credit Agreement, and its successors in such capacity.

     "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages Schedule 1.1, as such amount may be changed pursuant to assignments pursuant to Section 10.6. The original amount of the Commitment of each Bank is set forth on Schedule 1.1.

     "Commitment Percentage" means, with respect to each Bank, the percentage which the amount of such Bank's Commitment is of the aggregate amount of all Commitments. The original Commitment Percentages of the Banks are set forth on
Schedule 1.1.

     "Commitment Period" means the period commencing on the 91st day after the Effective Date and ending at the close of business on October 31, 1997.

     "Consolidated Subsidiary" means, as to any Person at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements prepared in accordance with generally accepted accounting principles as in effect on the date of this Agreement.

     "Credit Agreement" means the Credit Agreement dated as of October 7, 1994 among MSC, the Borrower, various financial institutions and Morgan, as Agent, as such Credit Agreement is amended or otherwise modified from time to time.

     "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, other than (x) trade accounts payable arising in the ordinary course of business (provided that (A) trade accounts payable which bear interest shall constitute Debt if, and to the extent that, the outstanding amount of all trade accounts payable of MSC and its Subsidiaries which bear interest exceeds $100,000,000 and (B) if at any time a Specified Event (as defined below) exists, then all trade accounts payable of MSC and its Subsidiaries which bear interest shall constitute Debt until a Specified Event no longer exists) and (y) trade accounts payable of such Person which are subject to a bona fide dispute between such Person and the Person claiming payment, (iv) all obligations of such Person as lessee under Capital Leases, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person and
(vi) all Debt of others Guaranteed by such Person. For purposes of part (B) of the proviso to clause (iii)(x) above, a Specified Event shall exist at any time that the aggregate amount of all interest paid on trade accounts payable of MSC and its Subsidiaries (calculated for the period ending on the last day of the most recent month for which such information is available) exceeds either (I) $5,000,000 for the period of 12 consecutive months ending on the date of calculation or (II) $2,000,000 for the period of three consecutive months ending on the date of calculation.

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

     "Designated Affiliate" means, as to any Bank, an Affiliate of such Bank designated by such Bank to hold some or all of the Warrants issuable pursuant to
Section 3.1(v)(d).

     "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

     "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent.

     "EBITDA" means, for any period, Net Income for such period plus to the extent deducted in determining such Net Income, depreciation and amortization expense, interest on Debt, and all Federal, state or foreign income taxes plus any excess of Rent Expense over actual cash payments for rent or minus any excess of actual cash payments for rent over Rent Expense.

     "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.1.

     "Eligible Assignee,, means a bank, savings and loan association, insurance company, pension fund, mutual fund, commercial finance company or similar financial institution having capital and surplus of not less than $200,000,000.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "ERISA Group" means MSC, any Subsidiary of MSC and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with MSC or any Subsidiary of MSC, are treated as a single employer under Section 414 of the Internal Revenue Code.

     "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

     "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

     "Euro-Dollar Loan" means a Loan which bears interest by reference to the London Interbank Offered Rate.

     "Euro-Dollar Reserve Percentage" means, for any day for any Euro-Dollar Loan of any Bank, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement for such Bank in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of such Bank to United States residents).

     "Event of Default" has the meaning set forth in Section 6.1.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan on such day on such transactions as determined by the Agent.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership or joint venture arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain net worth or other financial conditions, or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). The term "Guarantee" shall not include endorsements of checks for collection or deposit in the ordinary course of business. The term "Guarantee" or "Guaranteed" used as a verb has a corresponding meaning.

     "Guaranteed Obligations" means all indebtedness, liabilities, obligations, covenants and duties of, and all terms and conditions to be observed by, the Borrower due or owing to, or in favor or for the benefit of, the Agent and the Banks under the Loan Documents, or any of them, of every kind, nature and description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, now existing or hereafter arising, and whether or not (a) for the payment of money or the performance or non-performance of any act, (b) arising or accruing before or after the filing by or against the Borrower of a petition under the Bankruptcy Code or (c) allowable under Section 502(b)(2) of the Bankruptcy Code.

     "Guaranty" means the guarantee set forth in Article IX hereof.

     "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics. "Indemnitee" has the meaning set forth in Section 10.3(b).

     "Interest Expense" means, for any period, the interest expense of MSC and its Consolidated Subsidiaries determined on a consolidated basis for such period. Notwithstanding the foregoing, Interest Expense shall not include any amount payable in respect of any lease which was classified as an Operating Lease as of December 31, 1996 if, and to the extent that, such amount is included in Rent Expense.

     "Interest Period" means, with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one month thereafter, as the Borrower may elect in the applicable Notice of Borrowing or Notice of Conversion/ Continuation; Provided that:

         (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

         (b) any Interest Period which begins on the last EuroDollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Euro-Dollar Business Day of a calendar month; and

         (c) the Borrower may not select any Interest Period which would end after the Maturity Date or which would result in the aggregate principal amount of all Euro-Dollar Loans having Interest Periods ending after December 14, 1998 being in excess of the amount of the Loans scheduled to be outstanding after giving effect to the payment of the installment of the Loans payable pursuant to Section 2.6 on such date.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "Inventory" means, with respect to the Borrower or any Subsidiary, all goods of such Person which are of a type sold by such Person in the ordinary course of business.

         "Investment" means, with respect to any Person, any direct or indirect purchase or other acquisition by such Person of, or any beneficial interest in, stock or other ownership interests in any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses and similar expenditures in the ordinary course of business) or capital contribution by such Person to any other Person (including any Debt or account receivable owed by such other Person which did not arise from sales to such other Person in the ordinary course of business).

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Loan" means a loan made by a Bank to the Borrower  pursuant to Section
2.1. A Loan may be a Base Rate Loan or a Euro-Dollar Loan.

         "Loan Documents" means this Agreement, the Notes, the Subsidiary Guaranty and the Security Agreement.

     "Loan Party" means MSC, the Borrower and each other Subsidiary of MSC which is a party to any Loan Document.

     "London  Interbank  Offered  Rate" has the  meaning  set  forth in  Section
2.7(b).

         "Material Financial Obligation" means a principal or face amount of Debt and/or payment obligations in respect of Derivatives Obligations or Synthetic Lease Obligations of MSC and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $2,500,000.

         "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $2,000,000.

         "Maturity Date" means February 15, 1999.

         "Morgan" means Morgan Guaranty Trust Company of  New  York.

         '"MSC" means Musicland Stores Corporation, a Delaware corporation.

         '"MSC Common Stock" - see Section 3.1(v)(d).

         '"MSC's 1996 Form 10-K" means MSC's annual report on Form 10-K for 1996, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

         '"MSC's Latest Form 10-Q" means MSC's quarterly report on Form 10-Q for the quarter ended March 31, 1997, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

         "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "Net Income" means for any period the net income of MSC and its Consolidated Subsidiaries on a consolidated basis for such period minus all dividends paid on Preferred Stock; provided that, in calculating such net income, there shall be excluded (A) any net gains or net losses on the sale or other disposition, not in the ordinary course of business, of

Investments and other capital assets, together with any related charges for, reduction of or provisions for taxes thereon; (B) net gains arising from the collection of the proceeds of insurance policies; (C) any income or loss from any Subsidiary that is not a Consolidated Subsidiary; (D) any net gains or net losses resulting from the defeasance of Debt; (E) earnings from discontinued businesses; (F) Restructuring Charges and, if applicable, non-recurring professional fees recorded on the books of MSC in the third and fourth fiscal quarters of 1996; (G) any adjustment of intangible assets pursuant to the application of Financial Accounting Standards Board Statement No. 121; and (H) any other extraordinary gains or losses.

         "Notes" means promissory notes of the Borrower substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

         "Notice of Borrowing" - see Section 2.2.

         "Notice of Conversion/Continuation" - see Section 2.4.

         "Operating Lease" means, as applied to any Person, any lease (including any Synthetic Lease) of any property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.

         "Parent" means, with respect to any Bank, any Person controlling such Bank.
         "Participant" - see Section 10.6(b).

         ""PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Liens" means Liens permitted by Section 5.6.

         "Person"  means  an  individual,  a  corporation,  a  partnership,   an
association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "Preferred Stock" means preferred stock of MSC.

         "Prime Rate" means the rate of interest publicly announced by Morgan in New York City from time to time as its Prime Rate.

         "Registration Rights Agreement" - see Section 3. 1 (v) (e).

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Rent Expense" means, for any period, the aggregate amount payable during such period by a lessee with respect to and pursuant to the terms of all Operating Leases as would be required to be reported in the financial statements of MSC and its Consolidated Subsidiaries for such period as the total rent expense in accordance with generally accepted accounting principles as in effect on the date of this Agreement; provided, however, that any lease which was classified as an operating Lease as of December 31, 1996 shall be treated as an Operating Lease for purposes of this definition notwithstanding the reclassification under GAAP of such lease as Debt after such date (and "Rent Expense" shall not include the portion of any payment under such lease attributable to the principal of the Debt under such lease as so reclassified).

         "Replacement Credit Agreement" means, at any time the Credit Agreement is no longer in effect, any credit facility (whether a revolving facility, a term facility or a combination thereof) pursuant to which MSC or any Subsidiary thereof may obtain loans or other financial accommodations in the amount of $100,000,000 or more (or, if no credit facility is available in such amount, the credit facility pursuant to which MSC or any Subsidiary may then obtain the largest amount of loans and other financial accommodations).

         "Required Banks" means at any time Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have expired or been terminated, holding Notes evidencing more than 50% of the aggregate unpaid principal amount of the Loans.

         "Restructuring Charges" means (x) up to $75,000,000 of liabilities recorded on the books of MSC in 1996 in connection with facility closing decisions, termination of employees and costs related to the foregoing, (y) up to $20,000,000 of liabilities (not more than $10,000,000 of which may be cash charges) recorded on the books of MSC after December 31, 1996 in connection with facility closing decisions, termination of employees and costs related to the foregoing and (z) up to $3,000,000 of non-recurring professional fees recorded on the books of MSC in any fiscal quarter beginning with the fiscal quarter ended March 31, 1997.

         "Retail Store Lease" means any lease under which the Borrower or any Wholly-Owned Consolidated Subsidiary of the Borrower is the tenant and pursuant to which the Borrower or such Subsidiary leases space for one of its retail stores.

         "Security Agreement" - see Section 3.1(v)(c).

         "Senior Subordinated Indenture" means the Indenture dated as of June 17, 1993 between MSC, the Borrower and Bank One, N.A., formerly known as Bank One, Columbus, N.A. (as successor to Harris Trust and Savings Bank), as Trustee, pursuant to which the Senior Subordinated Notes were issued, as amended or otherwise modified from time to time.

         "Senior Subordinated Notes" means $110,000,000 aggregate principal amount of the Borrower's 9% senior subordinated notes due 2003 issued pursuant to the Senior Subordinated Indenture.

         "Subordinated Debt" means (a) the Debt evidenced by the Senior Subordinated Notes, (b) other Debt of the Borrower having subordination terms no less favorable to the Banks than those contained in the Senior Subordinated Indenture, covenants and defaults no more burdensome to the Borrower and its Subsidiaries than those contained in the Senior Subordinated Indenture and no required payments of principal earlier than 91 days after the Maturity Date and
(c) other Debt of the Borrower having maturities and other terms, and which is subordinated to the obligations of the Borrower hereunder in a manner, satisfactory to the Agent and the Required Banks.

         "Subordinated Debt Guarantee" means MSC's guarantee of the obligations of the Borrower under the Senior Subordinated Notes.

         "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "Subsidiary" means a Subsidiary of MSC.

         "Subsidiary Guaranty" - see Section 3.1(v)(b).

         "Synthetic Lease" means a lease transaction under which the parties intend that (i) the lease will be treated as an "operating lease" by the lessee pursuant to Statement of Financial Accounting Standards No. 13, as amended, and
(ii) the lessee will be entitled to various benefits ordinarily available to owners (as opposed to lessees) of like property.

         "Synthetic Lease Obligations" means, with respect to any Person, the sum of (a) all rental obligations of such Person as lessee under Synthetic Leases which are attributable to principal and (b) all payment obligations of such Person under Synthetic Leases assuming such Person exercises the option to purchase the leased property at the end of the lease term.

     "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

         "Voting Securities" means any securities having ordinary power to vote for the election of directors.

         "Warrant" means a right to purchase a share of Common Stock of MSC as evidenced by a Warrant Certificate.

         "Warrant Certificate" means a Warrant Certificate substantially in the form of Exhibit G hereto, with appropriate insertions, as amended or otherwise modified from time to time.

         "Wholly-Owned Consolidated Subsidiary" means, with respect to any Person, any Consolidated Subsidiary of such Person all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person.

         SECTION 1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by MSC's independent public accountants) with the most recent audited consolidated financial statements of MSC and its Consolidated Subsidiaries delivered to the Banks; provided that, if MSC notifies the Agent that MSC wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies MSC that the Required Banks wish to amend Article V for such purpose), then MSC's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to MSC and the Required Banks.

         SECTION 1.3. Types of Borrowings. The term "Borrowing" denotes the aggregation of the Loans of the Banks to be made, continued or converted to the Borrower pursuant to Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement by reference to the pricing of the Loans comprising such Borrowing (e.g., a "EuroDollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans).


                                   ARTICLE II

                                   THE CREDITS

         SECTION 2.1. Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, (a) to make a loan to the Borrower at any time during the Commitment Period in an amount equal to such Bank's Commitment Percentage of $25,000,000 (or such lesser amount as the Borrower may request) and (b) to make an additional loan to the Borrower at any time during the Commitment Period (but not before September 15, 1997) in an amount equal to such Bank's Commitment Percentage of $25,000,000 (or such lesser amount as the Borrower may request). Amounts borrowed which are repaid or prepaid may not be reborrowed (it being understood that continuations and conversions pursuant to Section 2.4 are not repayments or prepayments), and the Commitments shall expire concurrently with the Borrowing pursuant to clause (b) above (or, if such Borrowing is not requested, on October 31, 1997).

         SECTION 2.2. Notice of Borrowing. The Borrower shall give the Agent a notice in the form of Exhibit I hereto (a "Notice of Borrowing") of each Borrowing not later than (x) 12:00 P.M. (New York City time) on the date of such Borrowing if such Borrowing initially is to be a

Base Rate Borrowing and (y) 1:00 P.M. (New York City time) on the third Euro-Dollar Business Day before such Borrowing if such Borrowing initially is to be a Euro-Dollar Borrowing, specifying:

     (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing and a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

     (b) the aggregate amount of such Borrowing (which shall be an integral multiple of $1,000,000), and

     (c) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans.

         SECTION 2.3.  Notice to Banks; Funding of Loans.

     (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such

Bank's share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

         (b) Not later than 2:00 P.M. (New York City time) on the date of each Borrowing, each Bank shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 10.1. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will promptly make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

         (c) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing (or, if such Borrowing initially is to be a Base Rate Borrowing, prior to 1:00 p.m. (New York City time) on the date of such Borrowing) that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.3 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.7 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

     SECTION 2.4. Conversion and Continuation Elections for Borrowinqs. (a) The Borrower may, upon irrevocable written notice to the Agent in accordance with subsection (b) of this Section 2.4:

         (I) elect, as of any Euro-Dollar Business Day, to convert a Euro-Dollar Borrowing to a Base Rate Borrowing or to convert a Base Rate Borrowing to a Euro-Dollar Borrowing; or

         (ii) elect, as of the last day of the applicable Interest Period, to continue a Euro-Dollar Borrowing expiring on such day for another Interest Period.

         (b) The Borrower shall deliver a notice in the form of Exhibit J hereto (a "Notice of Conversion/Continuation") to be received by the Agent not later than (i) 12:00 P.M. (New York City time) on the date of any conversion into a Base Rate Borrowing and (ii) 1:00 P.M. (New York City time) on the third Euro-Dollar Business Day before the date of any conversion into or continuation of a Euro-Dollar Borrowing, in each case specifying the Borrowing to be converted or continued and the proposed date of such conversion or continuation.

         (c) If, upon the expiration of any Interest Period for a Euro-Dollar Borrowing, the Borrower has failed to give timely notice of continuation of such Borrowing for a new Interest Period, such Borrowing shall automatically convert into a Base Rate Borrowing.

         (d) Notwithstanding any other provision of this Agreement, the Borrower may not convert into a Euro-Dollar Loan, or continue a Euro-Dollar Loan for a new Interest Period, at any time a Default exists.

         SECTION 2.5. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

         (b) Each Bank may, by notice to the Borrower and the Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

         (c) Upon receipt of each Bank's Note pursuant to Section 3.2(e), the Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding;
provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

         SECTION 2.6. Amortization of Loans. The Loans shall be repaid in installments as follows: 50% of the aggregate original principal amount of each Bank's Loans shall be due and payable on December 14, 1998; and the balance of each Bank's Loans shall be due and payable on the Maturity Date.

         SECTION 2.7. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of 1% plus the Base Rate for such day. Such interest shall be payable on the first Domestic Business Day of each month. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 3% plus the Base Rate for such day.

         (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of 2% plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof.

         The "London Interbank Offered Rate" applicable to any Interest Period means the rate per annum at which deposits in dollars are offered by Morgan to prime banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of Morgan to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

         (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (i) during the remainder of the then-applicable Interest Period for such Loan, the higher of (x) the sum of 4% plus the London Interbank Offered Rate applicable to such Loan and (y) the sum of 3% plus the Base Rate for such day and (ii) thereafter, the sum of 3% plus the Base Rate for such day.

         (d) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         SECTION 2.8. Up front Fee. On the Effective Date, the Borrower shall pay to the Agent for the account of each Bank a closing fee in an amount equal to 1% of such Bank's Commitment.

         SECTION 2.9. Optional Prepayments. (a) Subject in the case of any Euro-Dollar Borrowing to Section 2.11, the Borrower may, upon notice to the Agent not later than 12:00 P.M. (New York City) on any Domestic Business Day, prepay any Base Rate Borrowing, or upon at least three Euro-Dollar Business Days' notice to the Agent, prepay any Euro-Dollar Borrowing, in each case in whole at any time, or from time to time in part in amounts aggregating $1,000,000 or any larger multiple thereof, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the Banks.

         (b) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

     (c) Any prepayment shall be applied to the unpaid installments of the Loans in the inverse order of the maturity of such installments.

         SECTION 2.10. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and (subject to Section 2.13) interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 10.1. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Bank hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to such Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

         SECTION 2.11. Funding Losses. If the Borrower makes any payment of principal with respect to any Euro-Dollar Loan (pursuant to Article II, VI or VIII or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to
Section 2.7(c), or if the Borrower fails to borrow or prepay any Euro-Dollar Loans after notice has been given to any Bank in accordance with Section 2.4(a) or 2.9(b), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow or prepay, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

         SECTION 2.12. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         SECTION 2.13. Regulation D Compensation. Each Bank that incurs reserve requirements under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as in effect from time to time, may require the Borrower to pay, contemporaneously with each payment of interest on the EuroDollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the applicable Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Euro-Dollar Loan having an Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice and (y) shall notify the Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans of the amount then due it under this Section.


                                   ARTICLE III

                                   CONDITIONS

         SECTION 3.1. Conditions to Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Agent shall have received (i) the up front fees payable pursuant to Section 2.8, (ii) confirmation that the Borrower has paid all reasonable fees, costs and expenses payable to the Agent and to Mayer, Brown & Platt, Zalkin, Rodin & Goodman LLP and Ernst & Young LLP, professional advisors to the Agent and the Banks, to the extent then billed, (iii) confirmation that the Fourth Amendment to the Credit Agreement has become effective in accordance with its terms, (iv) evidence reasonably satisfactory to the Agent that the required majority of the holders of the Senior Subordinated Notes have waived all provisions of the Senior
Subordinated Indenture that would prohibit the incurrence of the Debt contemplated under this Agreement or would prohibit, or require that an equal and ratable Lien be granted in connection with, the Liens in favor of the Collateral Agent under the Security Agreement and (v) each of the following documents:

                  (a) counterparts of this Agreement signed by each of the parties hereto (it being understood that, in the case of any Bank, the Agent may rely on facsimile confirmation of the execution of a counterpart hereof by such Bank);

                  (b) a Subsidiary Guaranty substantially in the form of Exhibit B hereto (as amended or otherwise modified from time to time, the "Subsidiary Guaranty"), executed by each Subsidiary of the Borrower;

                  (c) a Security Agreement substantially in the form of Exhibit C hereto (as amended or otherwise modified from time to time, the "Security Agreement"), executed by the Borrower and each Subsidiary thereof, together with such UCC financing statements and other documents deemed necessary or desirable by the Collateral Agent to perfect the Collateral Agent's Lien in the Collateral thereunder;

     (d) a Warrant Certificate duly executed by MSC for each Bank (or, as to any Bank, its Designated Affiliate) representing the right to purchase that number of shares of common stock, par value $0.01 per share, of MSC ("MSC Common Stock") set forth across from such Bank's name on Schedule 3.1(d) hereto;

     (e) a Warrant and Registration Rights Agreement substantially in the form of Exhibit H hereto (as amended or otherwise modified from time to time, the "Registration Rights Agreement") duly executed by the parties thereto;

     (f) an opinion of Linda Alsid Ruehle, Assistant General Counsel of theBorrower, substantially in the form of Exhibit D hereto;

     (g) an opinion of Latham & Watkins, special counsel for the Borrower and the other Loan Parties, substantially in the form of Exhibit E hereto;

     (h) an opinion of Moss & Barnett, special securities counsel to MSC, substantially in the form of Exhibit F hereto; and

     (i) all documents the Agent may reasonably request relating to the existence of the Borrower and the other Loan Parties, the corporate authority for and the validity of this Agreement and the other Loan Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Agent.

         The Agent shall promptly notify the Borrower and the Banks of the occurrence of the Effective Date.

         SECTION 3.2. Conditions to First Borrowing. The obligation of the Banks to make Loans in connection with the first Borrowing hereunder is subject to the conditions precedent that (a) more than 90 days have elapsed since the Effective Date, (b) the Borrower shall have delivered to the Agent and the Banks copies of the most recent statement of operations required to be delivered under Section 5.1(m) of the Credit Agreement and such statement of operations shall show that EBITDA for the three months ending on the day as of which such statement was prepared was not less than negative $9,500,000, (c) the Borrower shall have delivered to the Agent and the Banks copies of the most recent report on trade payables required to be delivered under Section 5.1(k) of the Credit Agreement and such report (which report shall be as of a date not be more than 14 days prior to the date of such Borrowing) shall show that the aggregate amount of all trade payables arising out of the purchase of inventory of the Borrower and its Subsidiaries was not less than $300,000,000, (d) the conditions precedent set forth in Section 3.4 shall be satisfied and (e) the Agent shall have received a duly executed Note for the account of each Bank dated on or before the date of such Borrowing and otherwise complying with the provisions of Section 2.5.

         SECTION 3.3. Conditions to Second Borrowing. The obligation of the Banks to make Loans in connection with the second Borrowing hereunder is subject to the conditions precedent that (a) the first Borrowing has occurred, (b) the Borrower shall have delivered to the Agent and the Banks copies of the most recent statement of operations required to be delivered under Section 5.1(m) of the Credit Agreement and such statement of operations shall show that EBITDA for the three months ending on the day as of which such statement was prepared was not less than negative $9,500,000, (c) the Borrower shall have delivered to the Agent and the Banks copies of the most recent report on trade payables required to be delivered under Section 5.1(k) of the Credit Agreement and such report (which report shall not be more than 14 days prior to the date of such Borrowing) shall show that the aggregate amount of all trade payables of the Borrower and its Subsidiaries arising out of the purchase of inventory was not less than $275,000,000 and (d) the conditions precedent set forth in Section 3.4 shall be satisfied.

     SECTION 3.4. Conditions to Both Borrowings. The obligation of each Bank to make any Loan is subject to the satisfaction of the following conditions:

                  (a) the Agent shall have received a Notice of Borrowing as required by Section 2.2;

                  (b) the fact that, immediately before and after the making of such Loan, (i) no Default shall have occurred and be continuing, (ii) no "Default" under and as defined in the Credit Agreement shall have occurred and be continuing and (iii) no event or condition shall exist which would permit the holder or holders of any Material Financial Obligation (or any trustee or agent therefor) to accelerate the maturity thereof or otherwise to cause such Material Financial
         Obligation to become due and payable  prior to its scheduled  maturity;
         and

                  (c) the fact that the representations and warranties of the Borrower and MSC contained in this Agreement shall be true on and as of the date of such Loan.

Each Notice of Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (b) and (c) of this Section. The Borrower will provide such information as the Agent or the Required Banks may reasonably request to demonstrate the accuracy of such representation and warranty.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  Each of the Borrower and MSC represents and warrants that:

         SECTION 4.1. Corporate Existence and Power. Each of MSC and each of its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and authorized to do business in all jurisdictions wherein the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except for those jurisdictions in which the failure so to qualify or be authorized, singly or in the aggregate, have not had and will not have a materially adverse effect upon the business, financial position or results of operations of MSC and its Subsidiaries taken as a whole, or the ability of any Loan Party to perform its obligations under any Loan Document, and each of MSC and each of its Subsidiaries has all corporate powers, and all material governmental licenses, authorizations, consents and approvals, required to carry on its respective businesses as presently conducted.

         SECTION 4.2. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Loan Party is a party are within the corporate powers of such Loan Party, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing or recording with, any governmental body, agency or official (other than the filing of Uniform Commercial Code financing statements in various jurisdictions pursuant to the Security Agreement) and do not (a) contravene, or constitute a default under, any provision of Applicable Law or of the respective certificate of incorporation or by-laws of such Loan Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Loan Party, or
(b) result in the creation or imposition of any Lien on any asset of any Loan Party or any of their respective Subsidiaries other than the security interests created under the Loan Documents.

     SECTION 4.3. Binding Effect. Each of the Loan Documents is a valid and binding obligation of each Loan Party that is a party thereto.

         SECTION 4.4. Financial Information. (a) The consolidated statement of financial position of MSC and its Consolidated Subsidiaries as of December 31, 1996 and the related consolidated statements of income, cash flow and changes in stockholders' equity for the fiscal year then ended, reported on by Arthur Andersen & Co. and set forth in MSC's 1996 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of MSC and its Consolidated Subsidiaries as of such date and their consolidated results of operations and changes in financial position for such fiscal year.

         (b) The consolidated statement of financial position of MSC and its Consolidated Subsidiaries as of March 31, 1997 and the related consolidated statements of income, cash flows and changes in stockholders' equity for the fiscal quarter then ended, as set forth in MSC's Latest Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of MSC and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for the quarter and three-month period then ended (subject to normal year-end adjustments).

         (c) Except as disclosed in MSC's Latest Form 10-Q, since December 31, 1996 there has been no material adverse change in the business, financial position or results of operations of MSC and its Consolidated Subsidiaries, taken as a whole.

     SECTION 4.5. Subsidiaries. The Subsidiaries of MSC and their respective jurisdictions of incorporation are listed on Schedule 4.5 hereto.

         SECTION 4.6. Litigation. There are no actions, suits or proceedings pending against, or to the knowledge of MSC or any Subsidiary of MSC threatened against or affecting, MSC or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which, singly or in the aggregate,could materially and adversely affect the business, consolidated financial position or consolidated results of operations of MSC and its Consolidated Subsidiaries taken as a whole, or which in any manner draws into question the validity of any Loan Document.

         SECTION 4.7. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         SECTION 4.8. Taxes. Except as set forth on Schedule 4.8, all United States Federal income tax returns and all other material tax returns which are required to be filed by or with respect to MSC and its Subsidiaries have been filed and all taxes due pursuant to such returns or pursuant to any assessment received by MSC or any such Subsidiary have been paid. The charges, accruals and reserves on the books of MSC and each of its Subsidiaries in respect of taxes (excluding any provision for deferred income taxes) are, in the opinion of MSC, adequate. MSC does not know of any proposed tax assessment against it or any of its Subsidiaries that would be material to the business, results of operation or financial position of MSC and its Consolidated Subsidiaries, taken as a whole, except any such proposed assessment which has been disclosed in writing to the Banks and which is being contested in good faith by appropriate proceedings.

     SECTION 4.9. Not an Investment Company. Neither MSC nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION  4.10.  Compliance  with  Laws,  etc.  Except  as set  forth in
Schedule 4.10, each of MSC and each of its Subsidiaries is in compliance with all Applicable Laws and all agreements and other instruments binding upon MSC or such Subsidiary, except for failures to comply which, singly or in the aggregate would not have a materially adverse effect on the business, results of operations or financial position of MSC and its Consolidated Subsidiaries taken as a whole or on the ability of any Loan Party to perform all of its obligations under the Loan Documents.

         SECTION 4.11. Possession of Franchises, Licenses, etc. Each of MSC and each of its Subsidiaries owns or possesses all franchises, certificates, licenses, permits and other authorizations from governmental or political subdivisions or regulatory authorities, and each of MSC and each of its Subsidiaries is licensed or otherwise has lawful right to use, all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, in each case free from burdensome restrictions, which are necessary in any material respect for the ownership, maintenance and operation of its properties and assets, and neither MSC nor any of its Subsidiaries is in violation of any provision thereof in any material respect.

         SECTION 4.12. Environmental Matters. In the ordinary course of its business, MSC conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of MSC and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, MSC has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of MSC and its Consolidated Subsidiaries, taken as a whole.

         SECTION 4.13. Undisclosed Liabilities. Neither MSC nor any of its Subsidiaries has any material liability or liabilities of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could be reasonably expected to result in such a liability, in each case, that is not reflected in the most recent balance sheet delivered pursuant to Section
4.4 or Section 5.1 or otherwise disclosed in writing to the Banks.

         SECTION 4.14. Title to Properties. Each of MSC and each of its Subsidiaries has good, marketable and legal title to, or a valid leasehold interest in, its properties and assets, free and clear of all Liens, other than Permitted Liens, and not subject to any agreements which would, singly or in the aggregate, be reasonably likely to have a material adverse effect on the business, financial condition, results of operations or prospects of MSC and its Consolidated Subsidiaries, taken as a whole.

         SECTION 4.15. Retail Store Leases. Each retail store operated by the Borrower or any of its Subsidiaries is the subject of a lease under which the Borrower or such Subsidiary is the tenant which is legal, valid and binding in all material respects, and is in full force and effect in accordance with its terms, and under which the Borrower or such Subsidiary enjoys peaceful and undisturbed possession. The Borrower and each of its Subsidiaries is in compliance with all Retail Store Leases to which it is a party and no default by the Borrower or any such Subsidiary or, to the best of the Borrower's knowledge, by the landlord, has occurred under any Retail Store Lease except for failures to comply or defaults which singly or in the aggregate would not have a materially adverse effect on the business, results of operations or financial position of the Borrower.

         SECTION 4.16. Full Disclosure. All information heretofore furnished by any Loan Party to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by any Loan Party to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. MSC has disclosed to the Banks in writing any and all facts which materially and adversely affect or may affect (to the extent MSC can now reasonably foresee), the business, operations or financial condition of MSC and its

     Consolidated  Subsidiaries,  taken as a whole,  or the  ability of any Loan
Party to  perform  its  obligations  under  this  Agreement  or any  other  Loan
Document.


                                    ARTICLE V

                                    COVENANTS

         MSC and the Borrower agree that, so long as any Bank has any Commitment hereunder, or any amount payable hereunder or under any Note remains unpaid:

         SECTION 5.1. Information.  MSC will deliver to each Bank:

         (a) as soon as available and in any event within 90 days after the end of each fiscal year of MSC, a consolidated statement of financial position of MSC and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, cash flow and changes in stockholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Arthur Andersen & Co. or other independent public accountants of nationally recognized standing, which report shall be without qualifications other than a "going concern" qualification and other qualifications acceptable to the Required Banks;

         (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of MSC, the consolidated statement of financial position of MSC and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statement of income of MSC and its Consolidated Subsidiaries for such quarter and the related consolidated statements of income and cash flow of MSC and its Consolidated Subsidiaries for the portion of MSC's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter, and the corresponding portion, of MSC's preceding fiscal year, all certified (subject, in the case of such quarterly financial statements, to normal year-end auditing adjustments) by the chief financial officer of MSC as to fairness of presentation and preparation in accordance with generally accepted accounting principles applied on a basis consistent with those used in preparing the financial statements referred to in Section 5.1(a) hereof (subject to such changes in accounting principles as shall be described in such certificate and shall have been approved in writing attached to such certificate by MSC's independent accountants);

         (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the Treasurer of MSC (i) setting forth in reasonable detail the calculations required to establish whether MSC is in compliance with the requirements of Sections 5.10 and 5.11 on the date of such financial statements, and (ii) stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which MSC is taking or proposes to take with respect thereto;

         (d)  simultaneously   with  the  delivery  of  each  set  of  financial
statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements as to (i) whether anything has come to their attention to cause them to believe that there existed on the date of such statements any Default, (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above and (iii) confirming that MSC is authorized by such firm of independent public accountants to deliver its statement to the Banks pursuant to this Agreement and that it is its understanding that the Banks are relying on such statement;

         (e) forthwith upon the occurrence of any Default, a certificate of the chief financial officer or the Treasurer of MSC setting forth the details thereof and the action which MSC or the relevant Subsidiary is taking or proposes to take with respect thereto;

         (f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and all annual, quarterly, monthly and other reports and proxy statements which MSC or the Borrower shall file with the Securities and Exchange Commission;

         (g) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the president or chief financial officer of MSC setting forth details as to such occurrence and action, if any, which MSC or applicable member of the ERISA Group is required or proposes to take with respect thereto;

         (h) bi-weekly not later than the Friday following the week ended the previous Saturday, commencing June 27 and continuing every two weeks thereafter, a certificate of the chief financial officer or the Treasurer (or, in the absence of both of the foregoing, an Assistant Treasurer) of MSC with respect to inventory, substantially in the form of Exhibit L hereto; and

         (i) from time to time such additional information regarding the financial position, results of operations or business of MSC or any of its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

         Documents filed by MSC or the Borrower with the Securities and Exchabge Commission and provided to the Baniks shall, to the extent that they contain the preceding information, be deemed to satisfy the delivery requirements se forth above.

         SECTION 5.2. Insurance. MSC will maintain, and will cause each of its Subsidiaries to maintain (either in the name of MSC or the Borrower or in such Subsidiary's own name), insurance (which may include self-insurance) on all of its inventory in at least such amounts and against such risks as is usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Banks, upon written request from the Agent, full information as to the insurance carried.

         SECTION 5.3. Conduct of Business and Maintenance of Existence. MSC will keep, and will cause each of its subsidiaries to keep, in full force and effect its corporate existence and the rights, privileges and franchises necessary or desirable in tyhe normal conduct of its business, except to the extent failure to do any of the foregoing will not have a material adverse effect on MSC and its Subsidiaries taken as a whole. MSC will not engage in any busienss other than holding all the outstanding Capital Stock of the Borrower and providing all the outstanding Capital Stock of the Borrower and providing all the outstanding Capital Stock of the Borrower and providing services and management activities for the Borrower. The Borrower and its Subsidiaries will continue to engage primarily in the same general businwesses engaged in by the Borrower and its Subsidiaries on the date of this Agreement.

         SECTION 5.4. Compliance with Laws. MSC will comply, and will couse each of its Subsidiaries to comply, with all Applicable Laws (including, without limitation, ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is being vontested in good faith by appropriate proceedings and except where failure to so comply, simgly or in the agtgregate with all other failures to comply, would not have a materially adverse effect on MSC and its Subsidiaries, taken as a whole, or on the ability of MSC or any other Loan Party to perform its obligations under any Loan Document.

         SECTION 5.5. Inspection of Property, Books and Records. MSC will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings an transactions in relation to their respective businesses and activities. The Borrower and each Subsidiary will at all times keep correct and accurate records of its inventory. Each of MSC and the Borrower will, after notice by the Agent (of, if an Event of Default exists, any Bank) to MSC or the Borrower, as the case may be, permit representatives or the Agent (or, if an Event of Default exists, any Bank) to visit and inspect any of its properties, to examine and make abstracts from and copies of any of its books and records and to discuss its affairs, finances and accounts with its officers, employees (so long as, to the extent that an officer of MSC or the Borrower I reasonably made available by MSC or the Borrower, such officer is present) and independent public accountants (whose fees and expenses shall be paid by MSC or the Borrower, and by this provision each of MSC and the Borrower authorizes such accountants to discuss such affairs, finances and accounts so long as, to the extent that an officer or MSC or the Borrower is reasonably made available by MSC or the Borrower, such officer is present), all at such reasonable times and as often as may reasonably be desired and to the extent that the foregoing is reasonably related to the monitoring of the covenants herein or the security granted pursuant hereto or the ability of the Loan Parties to comply with their obligations (including payment obligations) hereunder and under the other Loans Documents.

     SECTION 5.6. Liens. MSC will not, and will not permit any Subsidiary to, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except for:

     (a)......any Liens created by this Agreement and the Loan Documents:

     (b) Liens of the Borrower or any of its Subsidiaries existing on the date of this Agreement set forth on Schedule 5.6;

     (c) any Lien on any asset of the Borrower or any of its Subsidiaries securing Debt of the Borrower or such Subsidiary incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that (I) such Lien attaches to such asset concurrently with or within 180 days after the acquisition thereof, (ii) the aggregate principal amount of the Debt so secured by such Lien at no time exceeds an amount equal to 80% of the lesser of the cost to the Borrower or such Subsidiary of the asset subject to such Lien and the fair market value of such asset at the time of such acquisition and (iii) the aggregate amount of all Debt secured by Liens permitted by this clause (c) shall not any time exceed $20,000,000;

     (d) any Lien existing on any asset prior to the acquisition thereof by the Borrower or any of its Subsidiaries and not created in contemplation of such acquisition;

     (e) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that the amount of such Debt is not increased and such Debt is not secured by any additional assets; and

     (f) Liens on assets of MSC and its Subsidiaries arising in the ordinary course of its business which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of such assets or materially impair the use thereof in the operation of the business of MSC or the applicable Subsidiary;

     (g) Liens securing the Outstanding Credit Extensions (and guaranties thereof) under and as defined in the Credit Agreement to the extent such Outstanding Credit Extensions exceed $245,000,000;

     (h) Liens securing Debt permitted by Section 5.11(i) of the Credit Agreement as in effect after the effectiveness of the Fourth Amendment thereto; and

     (i) other Liens securing Debt in an aggregate principal amount not in excess of $10,000,000.

         Notwithstanding the foregoing clauses (a) through (i), (i) MSC will not, and will not permit any Subsidiary to, create, assume or suffer to exist any Lien on the Capital Stock of any Subsidiary of MSC other than Liens securing obligations under the Credit Agreement and (ii) the Borrower will not at any time permit the aggregate amount of all obligations secured by Liens on inventory of the Borrower and its Subsidiaries (other than Liens described in clauses (a) and (g) above) to exceed $5,000,000.

         SECTION 5.7. Use of Proceeds. The Borrower will use the proceeds of the Loans for working capital and other general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

         SECTION 5.8. Further Assurances. MSC will, and will cause each Subsidiary to, take such actions as are necessary or as the Agent (acting at the request of any Bank) may reasonably request from time to time to ensure that (a) the obligations of the Borrower hereunder and under the other Loan Documents are guaranteed by MSC and all Subsidiaries of MSC pursuant to the Guaranty or the Subsidiary Guaranty, as the case may be, and (b) the obligations of the Borrower hereunder and under the other Loan Documents and the obligations of each Subsidiary under the Subsidiary Guaranty are secured by perfected,
first-priority   security   interests  (subject  only  to  Permitted  Liens)  in
substantially all of the Inventory of the Borrower and its Subsidiaries (excluding Inventory of TMG U.K.-Delaware located outside the United States).

         SECTION 5.9. Amendments to Senior Subordinated Indenture. The Borrower will not consent to any amendment, modification, supplement or waiver of any of the provisions of the Senior Subordinated Indenture or any other document governing any Subordinated Debt that, in any such case, would have a material adverse impact on the Banks.

     SECTION 5.10. EBITDA. MSC will not permit EBITDA for any period of 12 consecutive months to be less than $25,000,000.

         SECTION 5.11. Inventory. The Borrower will not at any time permit the value of all Inventory of the Borrower and its Subsidiaries (excluding (i) Inventory which is subject to any Lien other than Liens arising under the Security Agreement and (ii) Inventory of TMG U.K.-Delaware, Inc. located outside the United States) to be less than $150,000,000.


                                   ARTICLE VI

                                    DEFAULTS

     SECTION 6.1. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

     (a) the Borrower shall fail to pay when due any principal of or interest on any Loan, any fees or any other amount payable hereunder;

     (b) MSC or the Borrower shall fail to observe or perform any covenant contained in Sections 5.5 to 5.11, inclusive, or any Loan Party shall fail to perform any obligation under any other Loan Document;

     (c) MSC or the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) and such failure shall continue for 30 days after written notice thereof has been given to MSC by the Agent at the request of any Bank;

     (d) any material representation, warranty, certification or statement made by any Loan Party in this Agreement, in any other Loan Document or in any certificate, financial statement or other document delivered pursuant to this Agreement (including any amendment or modification hereof or thereof) shall prove to have been incorrect in any material respect when made (or deemed made);

     (e) MSC and/or any Subsidiary shall fail to make any payment in respect of the Credit Agreement or any Replacement Credit Agreement at the scheduled maturity thereof;

     (f) the maturity of the Credit Agreement or any Replacement Credit Agreement shall be accelerated;

     (g) MSC or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

     (h) an involuntary case or other proceeding shall be commenced against MSC or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against MSC or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

     (I) any Loan Document shall at any time for any reason be declared null and void, invalid or unenforceable (except to the extent permitted by the terms hereof or thereof), or the validity or enforceability of any Loan Document shall at any time be contested by any Loan Party, or a proceeding shall be commenced by any Loan Party or any Affiliate of any Loan Party seeking to establish the invalidity or unenforceability thereof;

     (j) any court of competent jurisdiction shall have determined that the subordination of the Senior Subordinated

     Notes or the Subordinated Debt Guarantee to the obligations of MSC and the Borrower to the Banks and the Agent under the Loan Documents shall not be in accordance in any material respect with the terms and conditions set forth in the Senior Subordinated Indenture, or the validity or enforceability of any provision of such subordinations shall at any time be contested by any Loan Party, or any Affiliate of any Loan Party, or a proceeding shall be commenced by any Loan Party or any Affiliate of any Loan Party seeking to establish the invalidity or unenforceability thereof;

         (k) except to the extent permitted by the terms hereof or thereof and other than as a result of any default by or agreement of the Collateral Agent, the Security Agreement and related UCC filings shall fail or cease to create a valid, perfected and first priority lien on or security interest in substantially all inventory of the Borrower and the Subsidiaries; or

         (1) (i) the Borrower shall at any time cease to be the Wholly-Owned Consolidated Subsidiary of MSC (other than as a result of the merger of MSC and the Borrower) or (ii) a Change of Control shall occur;

then, and in every such event, the Agent shall (i) if requested by the Required Banks, by notice to the Borrower terminate the Commitments (if they have not previously expired or been terminated) and they shall thereupon terminate, and/or (ii) if requested by the Required Banks, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments (if they have not previously expired or been terminated) shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

         SECTION 6.2. Notice of Default. The Agent shall give notice to the Borrower under Section 6.1(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                   ARTICLE VII

                                    THE AGENT

         SECTION 7.1. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

         SECTION 7.2. Agent and Affiliates. Morgan shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with MSC or any Subsidiary or affiliate of MSC as if it were not the Agent hereunder.

         SECTION 7.3. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

         SECTION 7.4. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 7.5. Liability of Agent. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith
(i) with the consent or at the request of the Required Banks (or, if required under Section 10.5, all Banks) or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any other Loan Document; (ii) the performance or observance of any of the covenants or agreements of any Loan Party; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, any other Loan Document or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

         SECTION 7.6. Indemnification. Each Bank shall, ratably in accordance with its Commitment (or, after the Commitments have expired or been terminated, its pro rata share of the unpaid principal amount of the Notes), indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnities' gross negligence or willful misconduct) that such indemnities may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnities hereunder.

         SECTION 7.7. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

         SECTION 7.8. Successor Agent. The Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right (subject to the consent of the Borrower so long as no Default exists) to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may (subject to the consent of the Borrower so long as no Default exists), on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor

     Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.


     SECTION 7.9. Agent's Fee. The Borrower shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Agent.


                                  ARTICLE VIII

                             CHANGE IN CIRCUMSTANCES

     SECTION 8.1. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Euro-Dollar
Borrowing:

                  (a) the Agent determines that deposits in dollars (in the applicable amount) are not being offered to Morgan in the London interbank eurodollar market for such Interest Period, or

                  (b) Banks having 50% or more of the aggregate amount of the Loans comprising such Borrowing advise the Agent that the London Interbank Offered Rate as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make, convert into or continue Euro-Dollar Loans shall be suspended (and each Loan which was to be made as, converted into or continued as a Euro-Dollar Loan shall be made as, remain or be converted into a Base Rate Loan).

SECTION 8.2. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its EuroDollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make and maintain Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain any outstanding Euro-Dollar Loan to the last day of the current Interest Period therefor and shall so specify in such notice, such Loan shall (on the date specified in such notice) convert into a Base Rate Loan (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks).

         SECTION 8.3. Increased Cost and Reduced Return.

         (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement with respect to which such Bank is entitled to compensation during the relevant Interest Period under Section 2.13), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the London interbank market any other condition affecting its Euro-Dollar Loans, its Note or its obligation to make or maintain Euro-Dollar Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

         (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

         (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     SECTION 8.4. Taxes. (a) For purposes of this Section 8.4, the following terms have the following meanings:

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Agent, taxes imposed on its net income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located and (ii) in the case of each Bank, any United States withholding tax imposed on such payments but only to the extent that such Bank is subject to United States withholding tax at the time such Bank first becomes a party to this Agreement.

         "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

         (b) Any and all payments by the Borrower to or for the account of any Bank or the Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.4) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 10.1, the original or a certified copy of a receipt evidencing payment thereof.

         (c) The Borrower agrees to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.4) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, excluding any of the foregoing which result solely from the gross negligence or willful misconduct of such Bank or the Agent (as the case may be). This indemnification shall be paid within 15 days after such Bank or the Agent (as the case may be) makes demand therefor.

         (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the

Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

         (e) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form pursuant to Section 8.4(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.4(b) or (c) with respect to Taxes imposed by the United States; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

         (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.4, then such Bank will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

         SECTION 8.5. Base Rate Loans Substituted for Euro-Dollar Loans. If (i) the obligation of any Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to Section 8.2 or (ii) any Bank has demanded compensation under Section 8.3 or 8.4 with respect to its Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days, prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

                  (a) all Loans which would otherwise be made or maintained by such Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related EuroDollar Loans of the other Banks), and

                  (b) after each of its Euro-Dollar Loans, has been converted into Base Rate Loans, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.


                                   ARTICLE IX

                                    GUARANTY

SECTION 9.1. The Guaranty. (a) MSC hereby unconditionally and irrevocably guarantees to the Banks and the Agent, and to each of them, the due and punctual payment, observance and performance of all of the Guaranteed Obligations when and as due, whether at maturity, by acceleration, mandatory prepayment or
otherwise,   according  to  the  terms  hereof  and
     thereof, and MSC hereby unconditionally and irrevocably agrees to cause payment or performance of the Guaranteed Obligations to be made punctually as and when the same shall become due upon demand. This Guaranty shall be of payment and performance and not of collection merely.

         SECTION 9.2. Guaranty Unconditional.  The obligations of MSC under this
Article IX shall be continuing, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

     (a) any extension, renewal, settlement, compromise, waiver or release in respect of any Guaranteed Obligation, by operation of law or otherwise;

     (b) any modification or amendment of or supplement to any Loan Document;

     (c)  any  modification,   amendment,  waiver,  release,   nonperfection  or
invalidity of any direct or indirect security, or of any Guarantee or other liability of any third party, for any Guaranteed Obligation;

     (d) any change in the corporate existence, structure or ownership of the Borrower or any other Loan Party, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other Loan Party or its assets or any resulting release or discharge of any Guaranteed Obligation;

     (e) the existence of any claim, setoff or other right which MSC may have at any time against the Borrower, the Agent, any Bank or any other Person, whether or not arising in connection with the Loan Documents; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

     (f) any invalidity or unenforceability relating to or against the Borrower or any other Loan Party for any reason of the whole or any provision of any Loan Document, or any provision of Applicable Law purporting to prohibit the payment or performance by the Borrower of the Guaranteed Obligations; or

     (g) any other act or omission to act or delay of any kind by the Borrower, any other Loan Party, the Agent, any Bank or any other Person or any other circumstance whatsoever that might, but for the provisions of this Section 9.2, constitute a legal or equitable discharge of the obligations of MSC under this
Article IX.

         SECTION 9.3. Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. MSC's obligations under this Article IX shall remain in full force and effect until all of the Commitments shall have expired or been terminated and all of the Guaranteed Obligations shall have been paid in full in cash. If at any time all or any part of any payment previously applied to any Guaranteed Obligation is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, MSC's obligations under this Article IX with respect to such payment shall be reinstated at such time as though such payment had become due but not been made at such time.

         SECTION 9.4. Waiver. MSC irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower or any other Person or any collateral.

         SECTION 9.5. Delay of Subrogation. Notwithstanding any payment made by or for the account of MSC pursuant to this Article IX, MSC shall not be subrogated to any right of the Agent or any Bank until such time as the Agent and each Bank shall have received final payment in cash of the full amount of the Guaranteed Obligations.

         SECTION 9.6. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under any Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms the Loan Documents shall nonetheless be payable by MSC hereunder forthwith on demand by the Agent made at the request of the Required Banks.

         SECTION 9.7. Subordination of Indebtedness. Any indebtedness of the Borrower for borrowed money now or hereafter owed to MSC is hereby subordinated in right of payment to the payment of the Guaranteed Obligations, and if a default in the payment of any amount owing under the Loan Documents shall have occurred and be continuing, any such indebtedness of the Borrower owed to MSC, if collected or received by MSC, shall be held in trust by MSC for the Banks and be paid over to the Agent for application in accordance with this Agreement.

                                    ARTICLE X

                                  MISCELLANEOUS

SECTION 10.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party: (x) in the case of MSC, the Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or facsimile number set forth in its Administrative Questionnaire or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent, MSC and the Borrower. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, three Domestic Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II or Article VIII shall not be effective until received.

         SECTION 10.2. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 10.3. Expenses; Indemnification. (a) The Borrower shall pay (i) the reasonable fees and charges of Mayer, Brown & Platt, Zalkin, Rodin & Goodman LLP and Ernst & Young LLP, professional advisors to the Agent and the Banks, in connection with the preparation and administration of this Agreement and the other Loan Documents and matters relating thereto (including the monitoring and administration of the provisions hereof and thereof), any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder (such fees and charges to be billed monthly and paid, without application of any deposit, not later than 20 days after receipt by the Borrower), (ii) the reasonable out-of-pocket expenses of the Banks in connection with this Agreement and the other Loan Documents (excluding professional fees other than (x) those described above and (y) those described in clause (iii) below) and (iii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent and each Bank, including (without duplication) the reasonable fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

         (b) The Borrower agrees to indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnity in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnity shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any other Loan Document or any actual or proposed use of proceeds of any Loan hereunder; provided that no Indemnity shall have the right to be indemnified hereunder for such Indemnity's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

         SECTION 10.4. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to the Loans held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to the Loans held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participation's in the Loans held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness hereunder. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in the Loans, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

         SECTION 10.5. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder,
(iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any expiration or termination of any Commitment, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement or (v) release all or substantially all of the collateral or any guaranty except as expressly permitted hereunder.

         SECTION 10.6. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither MSC nor the Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

         (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i),
(ii), (iii), (iv) or (v) of Section 10.5 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

         (c) Any Bank may at any time assign to one or more Eligible Assignees (each an "Assignee") all, or a proportionate part (equivalent to an initial Commitment of not less than $5,000,000 (or, in the case of an assignment between Banks, such lesser amount as the Borrower and the Agent may agree)) of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit K hereto executed by such Assignee and such transferor Bank, with (and subject to) the written consent of the Borrower and the Agent, which consents shall not be unreasonably withheld; provided that if an Assignee is an affiliate of such transferor Bank, no such consent shall be required. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment (unless the Commitments have expired or been terminated) as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.4.

         (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

         (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.3 or 8.4 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.2, 8.3 or 8.4 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

     SECTION 10.7. Margin Stock. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

         SECTION 10.8. Limitation on Liability. No claim may be made by the Borrower or any Bank or the Agent against the Agent or any other Bank or the affiliates, directors, officers, employees, attorneys or agents of the Agent or any other Bank for any special, consequential or indirect damages in respect of any breach or wrongful conduct (whether the claim is based on contract or tort or duty imposed by law) arising out of or related to the transactions contemplated hereby, or any act, omission or event occurring in connection therewith; and the Borrower and each Bank hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor; provided that the limitation on liability and waiver provided herein shall not apply with respect to any claim against such party resulting from such party's gross negligence or willful misconduct.

         SECTION 10.9. Survival of Obligations. The obligations of MSC and the Borrower and the rights of the Agent and the Banks under Sections 7.5 and 7.6,
Article VIII, Article IX and Sections 10.2 and 10.3 shall survive any termination of this Agreement; provided that any claim for amounts owing pursuant to Article VIII must be made by the applicable Bank no later than 180 days after such termination.

         SECTION 10.10. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the effectiveness of the first covenant.

         SECTION 10.11. Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 10.12. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. Each of MSC and the Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of MSC and the Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         SECTION 10.13. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

         SECTION 10.14. WAIVER OF JURY TRIAL. EACH OF MSC, THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 10.15. Collateral Agent. (a) The Banks hereby authorize Morgan to act as Collateral Agent under the Security Agreement. The Banks, the Company and the Agent hereby agree that (i) in so acting, the Collateral Agent shall be entitled to all rights, exculpation's, immunities, benefits and privileges accorded to the Agent hereunder and (ii) each reference in Article VII and Sections 10.3 and 10.8 hereof to the Agent shall be deemed to include Morgan acting in its capacity as the Collateral Agent.

         (b) Without limiting clause (a) above, the Collateral Agent is authorized on behalf of all Banks, without the necessity of any notice to or further consent from the Banks, from time to time to take any action with respect to the Security Agreement and any collateral thereunder which may be necessary to perfect and maintain perfected the Liens upon the collateral granted pursuant to the Security Agreement.

         (c) Without limiting clause (a) above, the Banks irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent under the Security Agreement (i) upon termination of the Commitments and payment in full of all Loans and all other obligations payable by any Loan Party under this Agreement and any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition expressly permitted hereunder; or (iii) subject to Section 10.5, if approved, authorized or ratified in writing by the Required Banks. Upon request by the Collateral Agent at any time, the Banks will confirm in writing the Collateral Agent's authority pursuant to this Section 10.15(c) to release particular types or items of collateral granted under the Security Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   THE MUSICLAND GROUP, INC.



                                   By:
                                   Title:

                                   10400 Yellow Circle Drive
                                   Minnetonka, Minnesota 55343
                                   Facsimile number: (612) 931-8288

                                   MUSICLAND STORES CORPORATION



                                   By:
                                   Title:

                                   10400 Yellow Circle Drive
                                   Minnetonka, Minnesota 55343
                                   Facsimile number: (612) 931-8288


                                   MORGAN GUARANTY TRUST COMPANY
                                        OF NEW YORK



                                   By:
                                   Title:


                                   CITIBANK, N.A.



                                   By:
                                   Title:


                                   BANK OF AMERICA ILLINOIS



                                   By:
                                   Title:


                                   PNC BANK, N.A.


                                   By:
                                   Title:

                                   THE LONG-TERM CREDIT BANK OF JAPAN,
                                   LTD., CHICAGO BRANCH



                                   By:
                                   Title:


                                   SOCIETE GENERALE



                                   By:
                                   Title:


                                   DLJ CAPITAL FUNDING, INC.



                                   By:
                                   Title:


                                   FERNWOOD RESTRUCTURINGS LTD.



                                   By:
                                   Title:


                                   NATIONSBANK, N.A.



                                   By:
                                   Title:



                                   CREDIT AGRICOLE



                                   By:
                                   Title:

                                   CREDIT LYONNAIS NEW YORK BRANCH



                                   By:
                                   Title:



                                   NBD BANK



                                   By:
                                   Title:



                                   MORGAN GUARANTY TRUST COMPANY OF
                                     NEW YORK, as Agent



                                   By:
                                   Title:

                                   60 Wall Street
                                   New York, New York 10260-0060 Attention:
                                   Houston Stebbins
                                   Facsimile number: (212) 648-5005